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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


Name                                        State of Formation
----                                        ------------------

QRS 16-Global Paying Agent, Inc.                     NY

Stor-Move UH 16 Business Trust                       MA

PRINTS (UK) QRS 16-1, INC.                           DE

MAGS (UK) QRS 16-2, INC.                             DE

FOSS (NH) QRS 16-3, INC.                             DE

CRI (AZ-CO) QRS 16-4, INC.                           DE

LIBRARY (UT) QRS 16-5, INC.                          DE

TITO (FI) QRS 16-6, INC.                             DE